Exhibit 10.8
CODE OF CONDUCT AND ETHICS

GREENHOUSE HOLDINGS, INC.

_________________________________

A.             Introduction

This Code of Conduct and Ethics (the “Code”) applies to all of the directors, officers and other employees of GreenHouse Holdings, Inc. (the “Company”) and is designed to provide guidance regarding the Company’s standards of integrity and business conduct. Each director, officer and employee of the Company is expected to adhere to the principles and procedures set forth herein.

The purpose of this Code is to promote:

·	honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent interest between personal and professional relationships;
·	conducting business with professional competence and integrity;
·	full, fair, accurate, timely and understandable disclosure;
·	compliance with applicable laws, rules and regulations;
·	prompt reporting of violations of this Code; and
·	accountability for adherence to this Code.

Each of us at the Company is responsible, both to ourselves and to each other, for ensuring that the highest standards of business conduct are upheld and encouraged. All supervisory and management personnel, including all officers and directors of the Company, have a special responsibility to lead according to the standards in this Code, in both words and action.

All employees are required to sign the attached acknowledgement that they have read this Code, understand it and agree to observe it.  In addition, the Principal Executive Officer and Principal Financial Officer will be required at least annually to affirm, to the best of their knowledge, that they have complied with this Code, have no knowledge of any violation of this Code not previously reported and have not been requested to engage in any activity that would violate this Code.

B.             Complying with Laws, Regulations, Policies and Procedures

All directors, officers and employees of the Company are expected to understand, respect and comply with all of the laws, regulations, policies and procedures that apply to them in their positions with the Company.  Employees are responsible for talking to their supervisors to determine which laws, regulations and Company policies apply to their position and what training is necessary to understand and comply with them.

C.            Company Information and Assets

Accuracy of Company Records and Financial Integrity

The Company strives for fairness and accuracy with all our records and reports. All Company records, information and accounts must be accurately maintained at all times and fairly reflect the Company’s assets, liabilities and transactions. The Company is required to establish and maintain appropriate accounting procedures and accurate books and records that reflect all corporate assets, liabilities and transactions and that ensure that the Company’s funds are used properly. All of the Company’s public disclosures and communications should also be full, fair and accurate, timely and understandable, including all reports filed with or furnished to securities regulators, and accurately reflect our financial performance. Employees may not make any false statements, misleading or artificial entries, or material omissions or misrepresentations in any of the Company’s books, financial records, or other documents or communications. Employees must accurately disclose all transactions to the Company’s internal auditors, independent registered public accounting firm and external auditors, if any.

The Company is owned by the public and its shares are listed for trading. As a result, the Company is obligated to make various disclosures to the public. The Company is committed to full compliance with all requirements applicable to its public disclosures. The Company has implemented disclosure controls and procedures to assure that its public disclosures are timely, compliant and otherwise full, fair, accurate, and understandable.

All employees responsible for the preparation of the Company’s public disclosures, or who provide information as part of that process, have a responsibility to ensure that such disclosures and information are complete, accurate and in compliance with the Company’s disclosure controls and procedures.

Employees are expected to cooperate fully with our internal auditors, independent registered public accounting firm, external auditors and management to ensure that the Company fulfills its responsibilities.  It is a violation of Company policy to unduly or fraudulently influence, coerce, manipulate or mislead our internal auditors, independent registered public accounting firm or external auditors regarding our financial statements, accounting practices or internal controls.

Confidential Information

Employees are entrusted with valuable confidential information and trade secrets relating to our businesses.  Examples of confidential information and materials include the following: financial information; business plans and strategies; sales results; marketing plans and strategies; inventory and pricing information; and personal information regarding employees, vendors and customers. Employees are prohibited from using confidential information other than in the performance of their duties for the Company and are prohibited from disclosing such information to unauthorized individuals in or outside the Company. If you leave the Company for any reason, you must return all confidential information and materials before your last day of employment.  Even after your separation, your confidentiality obligations will continue with respect to any confidential information you may have learned during your employment.

No employee should directly talk to or respond to questions from financial analysts, brokers, investors, outside attorneys or the media (e.g., newspapers, newsletters, periodicals, radio, television). If an employee is contacted by any of these persons, he or she should immediately report the contact to the Chief Financial Officer or the Company’s counsel.

Maintaining the confidentiality of personal information relating to our employees customers, vendors and suppliers is important. Access to these records is limited to those employees who need to use the information in performing their job duties and appropriate steps should be taken to safeguard such information against inappropriate use and disclosure both inside and outside the Company. Salary information, performance assessments, disciplinary action and medical and benefits information are examples of personal confidential information and may be discussed only with management.

Securities Laws and Insider Trading

In the course of their duties, employees and directors may be exposed to information about the Company or other companies that is not available to the general public. The use of such non-public or “inside” information for securities trading purposes is strictly forbidden, whether by the employee, director or any of his or her family members or any other person to whom the employee or director may have communicated the information. It is not only unethical, but also illegal and could expose such individual to civil and criminal penalties.

U.S. law prohibits anyone who possesses “material” non-public information about a company to trade its stock or other securities. “Material” information is usually defined as any information that might influence a reasonable investor to buy, sell or hold stock. Common examples include financial results, financial forecasts, possible mergers, acquisitions or divestitures, significant product developments and major changes in business direction. U.S. law also prohibits anyone who possesses material, non-public information from using it to tip anyone else who might trade on it.

Violation of the law may result in civil and criminal penalties, including fines or jail sentences. Employees or directors who are uncertain about the legal rules governing purchases and sales of securities they wish to make or whether information constitutes material, non-public information should consult legal counsel before trading. Any employee who engages in, or is suspected of engaging in, insider trading will be subject to immediate termination as well as possible civil and criminal penalties.

Company Assets

All directors, officers and employees should take all reasonable steps to protect the Company’s assets and ensure their efficient use. This obligation to protect the Company’s assets extends to the Company’s property, products and intellectual property, including trademarks, trade secrets, patents and copyrights, as well as business, marketing and service plans, manufacturing ideas, designs, records, and any unpublished data and reports. All Company assets should be used only for legitimate business purposes.

D.            Conflicts of Interest

All directors, officers and employees of the Company should be scrupulous in avoiding any activity that may create an actual or apparent conflict of interest with the Company. A conflict of interest occurs when private interests interfere, or appear to interfere, in any way with the interests of the Company. A conflict situation can arise when a director, officer or other employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest may also arise when a director, officer or other employee, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to, or guarantees of obligations of, employees and their family members may create conflicts of interest.

Conflicts of interest may not always be clear-cut, so if a question arises, an officer or other employee should consult with higher levels of management, the Board of Directors or the Company’s counsel. Any employee, officer or director who becomes aware of a conflict or potential conflict should bring it to the attention of his or her supervisor, the Company’s Chief Financial Officer, or the Company’s counsel. Conflict of interest issues concerning the Company’s directors will be addressed by the Audit Committee of the Company’s Board of Directors.

Disclosing Actual or Apparent Conflicts of Interest

Employees must promptly disclose all outside employment or business enterprises in which they are involved to their supervisors so that the Company may evaluate the potential impact on the Company. In addition, employees must disclose to their supervisors any financial interests the employee or a member of the employee’s family has in any company that competes with or does business with the Company. Generally, the Company will not do business with any entity in which an employee or member of an employee’s family has an economic interest, including employment, unless the relationship is disclosed in advance and the transaction is deemed to be in the best interest of the Company.

In addition to the disclosures noted above, if you know or have reason to believe that an actual or potential conflict of interest may exist with respect to your interests and the interests of the Company, you are required to disclose the actual or potential conflict, in writing, to your supervisor or the Company’s counsel for evaluation. Any violation of this policy may result in disciplinary action, up to and including termination. Please note that this policy does not prohibit an employee from engaging in conduct protected by law, including conduct protected by laws and regulations regarding employment discrimination, occupational safety, and health and labor relations.

Corporate Opportunities

Directors, officers and other employees may not appropriate to themselves, or to any other person or organization, the benefit of any business venture, opportunity or potential opportunity that they learn about in the course of their employment and that is in the Company’s line of business without first obtaining the consent of the Board of Directors. All directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

Fair Dealing

The Company is committed to dealing fairly and honestly with its customers, suppliers, competitors and employees. Employees are expected to conduct business in the best interest of the Company, regardless of personal preference. No employees should take unfair advantage of anyone through manipulation, concealment, abuse of confidential information, falsification, misrepresentation of material facts or any other intentional unfair dealing practice. Employees may not directly or indirectly (e.g. through a family member) solicit, accept or retain any gift or personal benefit from any vendor, supplier, landlord, customer or other party with whom the Company has a business relationship or which is seeking to do business with the Company. A personal benefit means any type of gift, use of facilities, favor, entertainment, service, loan, compensation or anything of monetary value.

The Company strives to outperform its competition fairly and honestly. We seek competitive advantages through superior performance and never through unethical or illegal business practices. Stealing proprietary information, possessing or utilizing trade secret information that was obtained without the owner’s consent or inducing such disclosures by past or present employees of other companies is prohibited.

Bribes & Improper Payments

What is acceptable in the commercial business environment may be unacceptable in dealings with the government. There are strict laws that govern providing or offering to provide gifts, including meals, entertainment, transportation and lodging, to domestic and foreign government officials and employees for the purpose of achieving certain ends. Since these laws are broadly written and legal penalties for you and the Company are severe, employees, directors and our agents may not provide gifts or anything of value to any government officials or employees or members of their families in connection with Company business without specific authorization from the Company’s Chief Financial Officer or the Company’s counsel. In addition, all employees worldwide must abide by the Foreign Corrupt Practices Act in addition to local laws.

E.            Reporting Illegal or Unethical Behavior

As part of our commitment to ethical and legal conduct, the Company expects all employees to report promptly to their supervisors, or the Company’s counsel, information regarding violations of this Code, Company policy or any federal, state or local laws or regulations, or any other illegal or unethical business or workplace conduct. Failure to report knowledge of wrongdoing may result in disciplinary action, including termination.

Accounting Complaints

The Company’s policy is to comply with all applicable financial reporting and accounting regulations. If any director, officer or other employee of the Company has unresolved concerns or complaints regarding questionable accounting or auditing matters of the Company, he or she is encouraged to submit those concerns or complaints (anonymously, confidentially or otherwise) to the Audit Committee of the Board of Directors. Subject to their legal duties, the Audit Committee and the Board of Directors will treat such submissions confidentially. Such submissions may be directed to the attention of the Audit Committee, or any director who is a member of the Audit Committee.

Non-Retaliation

All reports will be treated confidentially to the extent reasonable and possible under the circumstances. The Company is committed to protecting individuals against retaliation. The Company will not tolerate any retaliation against any person who provides information in good faith to a Company or law enforcement official concerning a possible violation of any law, regulation or this Code. Any director, officer or other employee who violates this rule may be subject to civil, criminal and administrative penalties, as well as disciplinary action, up to and including termination of employment.

F.             Amendment, Modification and Waiver

This Code may be amended or modified by the Board of Directors. Only the Board of Directors or a committee of the Board of Directors with specific delegated authority may grant waivers of this Code. Waivers will be disclosed to shareholders as required by the Securities Exchange Act of 1934, as amended, and the rules thereunder and the applicable rules of NYSE Amex.

G.            Violations

Violation of this Code is grounds for disciplinary action up to and including termination of employment. Such action is in addition to any civil or criminal liability that might be imposed by any court or regulatory agency.